CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our name in the Prospectus and Statement of Additional Information for the Foxhall Gold and Precious Metals Fund (the “Fund”), a series of Dominion Funds, Inc. and to all references to our firm included in or made a part of this Post-Effective Amendment No. 33 under the Securities Act of 1933 and Post-Effective Amendment No. 34 under the Investment Company Act of 1940 (File Nos. 033-49808 and 811-06727.

Abington, Pennsylvania

April 27, 2012